EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

BRAEMAR HOTELS & RESORTS REPORTS
FIRST QUARTER 2019 RESULTS
Actual RevPAR for All Hotels Increased 14.3% in the 1st Quarter
Comparable RevPAR for All Hotels Increased 3.0% in the 1st Quarter
Net Loss Attributable to Common Stockholders was $3.5 Million in the 1st Quarter
Adjusted EBITDAre Increased 15.3% in the 1st Quarter
$6.0 Million in Business Interruption Income Booked in the 1st Quarter
Entered into $50 Million Enhanced Return Funding Program with Ashford Inc. Completed Acquisition of the Ritz-Carlton Lake Tahoe
Completed Refinancing of 2-Hotel Portfolio

DALLAS - May 1, 2019 - Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) today reported the following results and performance measures for the first quarter ended March 31, 2019. The comparable performance measurements for Occupancy, Average Daily Rate (ADR), Revenue Per Available Room (RevPAR), and Hotel EBITDA assume each of the hotel properties in the Company’s hotel portfolio as of March 31, 2019 were owned as of the beginning of each of the periods presented. Unless otherwise stated, all reported results compare the first quarter ended March 31, 2019, with the first quarter ended March 31, 2018 (see discussion below). The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

STRATEGIC OVERVIEW

•	Focused strategy of investing in luxury hotels and resorts

•	Targets conservative leverage levels of 45% Net Debt to Gross Assets

•	Highly-aligned management team and advisory structure

•	Dividend yield of approximately 4.6%

FINANCIAL AND OPERATING HIGHLIGHTS

•	Net loss attributable to common stockholders for the quarter was $3.5 million or $0.11 per diluted share.

•	Actual RevPAR for all hotels increased 14.3% to $239.17 during the quarter.

•	Comparable RevPAR for all hotels increased 3.0% to $242.75 during the quarter.

•	Comparable RevPAR for all hotels not under renovation increased 2.6% to $263.13 during the quarter.

•	Adjusted funds from operations (AFFO) was $0.44 per diluted share for the quarter.

•	Adjusted EBITDAre was $34.8 million for the quarter, representing a 15.3% increase over the prior-year quarter.

BHR Reports First Quarter Results

May 1, 2019

•	During the quarter, the Company entered into a $50 million Enhanced Return Funding Program agreement with Ashford Inc.

•	During the quarter, the Company completed the acquisition of the 170-room Ritz-Carlton Lake Tahoe in Truckee, California.

•	During the quarter, the Company refinanced a mortgage loan on 2 hotels with a new loan totaling $195 million.

•
The Company announced the planned opening of the Notary Hotel, an Autograph Collection property, in downtown Philadelphia. The re-branded property, a conversion of the Courtyard Philadelphia Downtown, is expected to officially launch in early summer 2019.

•	Capex invested during the quarter was $36.6 million.

UPDATE ON BUSINESS INTERRUPTION INCOME
During the first quarter 2019, the Company recognized $6.0 million of business interruption (“BI”) income for the Ritz-Carlton St. Thomas related to lost profits for the period of December 2018 through February 2019 due to the impact of Hurricane Irma.

The Company will continue to work with its insurers on the claims at the Ritz-Carlton St. Thomas and expects to continue to receive additional BI income through at least the reopening of the property which is scheduled for October 2019.

ENHANCED RETURN FUNDING PROGRAM
On January 17, 2019, the Company announced that it had entered into an Enhanced Return Funding Program (“ERFP”) with Ashford Inc. (NYSE American: AINC). Subject to the terms of the two-year programmatic agreement, Ashford Inc. has committed to effectively fund amounts equal to 10% of the purchase price of future Braemar hotel acquisitions, up to an amount of $50 million in aggregate funding. The Program has the potential to be upsized to $100 million based upon mutual agreement.

To date, the Company has completed one acquisition under the ERFP, which amounts to $10.3 million in committed funding, or approximately 21% committed utilization of the pledged $50 million of ERFP funding from Ashford Inc.

RITZ-CARLTON LAKE TAHOE ACQUISITION
On January 15, 2019, the Company completed the acquisition of the 170-room Ritz-Carlton Lake Tahoe in Truckee, California for total consideration of $120 million.

The purchase of the Ritz-Carlton Lake Tahoe is the Company’s first hotel acquisition to benefit from the ERFP. In connection with this acquisition and subject to the terms of the ERFP, Ashford Inc. has committed to providing Braemar with approximately $10.3 million of cash via the future purchase of hotel furniture, fixtures, and equipment at Braemar properties. Concurrent with the completion of the acquisition, the Company entered into a $54 million non-recourse mortgage loan. The loan is interest-only, has a five-year term, and bears interest at LIBOR + 2.10%. The hotel will continue to be managed by Ritz-Carlton.

PLANNED OPENING OF THE NOTARY HOTEL
The Company recently announced the planned opening of The Notary Hotel, an Autograph Collection property, in Downtown Philadelphia in early summer 2019. This is the new branding for the Company’s Courtyard Philadelphia Downtown. Listed on the National Register of Historic Places, the deluxe hotel has undergone a multi-million dollar renovation, fusing Philadelphia’s unique soul with its historic legacy and

BHR Reports First Quarter Results

May 1, 2019

now joins Marriott International’s Autograph Collection, a diverse portfolio of independent hotels around the world that reflect unique vision, design and craft.

CAPITAL STRUCTURE
At March 31, 2019, the Company had total assets of $1.8 billion. As of March 31, 2019, the Company had $1.1 billion of mortgage loans of which $49 million related to its joint venture partner’s share of the mortgage loan on the Capital Hilton and Hilton La Jolla Torrey Pines. The Company’s total combined mortgage loans had a blended average interest rate of 4.8%.

On January 22, 2019, the Company announced that it had refinanced its Aareal Capital mortgage loan with an existing outstanding balance totaling approximately $187 million and a final maturity date in November 2021. The new loan totals $195 million and has a five-year term. The loan is interest only and provides for a floating interest rate of LIBOR + 1.70%. The loan remains secured by the same two hotels: the Capital Hilton in Washington, D.C. and Hilton La Jolla Torrey Pines in La Jolla, CA. Braemar has a 75% ownership interest in the properties.

PORTFOLIO REVPAR
As of March 31, 2019, the portfolio consisted of thirteen properties. During the first quarter of 2019, ten of the Company’s hotels were not under renovation. The Company believes reporting its operating metrics for its hotels on a comparable total basis (all 13 hotels) and comparable not under renovation basis (10 hotels) is a measure that reflects a meaningful and focused comparison of the operating results in its portfolio. Details of each category are provided in the tables attached to this release.

•	Comparable RevPAR increased 3.0% to $242.75 for all hotels on a 5.9% increase in ADR and a 2.8% decrease in occupancy

•	Comparable RevPAR increased 2.6% to $263.13 for hotels not under renovation on a 2.7% increase in ADR and relatively flat occupancy

HOTEL EBITDA MARGINS AND QUARTERLY SEASONALITY TRENDS
The Company believes year-over-year Comparable Hotel EBITDA and Comparable Hotel EBITDA Margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential quarter-over-quarter comparisons. Given the substantial seasonality in the Company’s portfolio, to help investors better understand this seasonality, the Company provides quarterly detail on its Comparable Hotel EBITDA and Comparable Hotel EBITDA Margin for the current and certain prior-year periods based upon the number of hotels in the Company’s portfolio as of the end of the current period. As the Company’s portfolio mix changes from time to time so will the seasonality for Comparable Hotel EBITDA and Comparable Hotel EBITDA Margin. The details of the quarterly calculations for the previous four quarters for the thirteen hotels are provided in the table attached to this release.

COMMON STOCK DIVIDEND
On March 13, 2019, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.16 per diluted share for the Company's common stock for the first quarter ending March 31, 2019. The dividend, which equates to an annual rate of $0.64 per share, was paid on April 15, 2019, to shareholders of record as of March 29, 2019.

“We continue to diligently execute on our strategic objectives focusing on the luxury hotel segment,” said Richard J. Stockton, Braemar’s President and Chief Executive Officer. “By clearly aligning our platform with this segment, we believe Braemar is well-positioned to capitalize on strong consumer confidence trends

BHR Reports First Quarter Results

May 1, 2019

and a healthy macroeconomic outlook. We have made great progress on our portfolio repositioning and remain on track with our conversion of the Courtyard Philadelphia Downtown to The Notary Hotel by the end of the second quarter. Shortly thereafter, we expect to complete our Autograph Collection conversion of the Courtyard San Francisco Downtown by the end of the year. On the investments front, we are very pleased with our January purchase of the Ritz-Carlton Lake Tahoe, which delivered strong first quarter performance, resulting in impressive initial returns bolstered by the Enhanced Return Funding Program with Ashford Inc. Looking ahead, we remain committed to enhancing shareholder value with our continued focus on solid operational performance in 2019.”

INVESTOR CONFERENCE CALL AND SIMULCAST
Braemar will conduct a conference call on Thursday, May 2, 2019, at 12:00 p.m. ET. The number to call for this interactive teleconference is (323) 794-2597.  A replay of the conference call will be available through Thursday, March 9, 2019, by dialing (719) 457-0820 and entering the confirmation number, 6337154.

The Company will also provide an online simulcast and rebroadcast of its first quarter 2019 earnings release conference call. The live broadcast of Braemar’s quarterly conference call will be available online at the Company's web site, www.bhrreit.com on Thursday, May 2, 2019, beginning at 12:00 p.m. ET.  The online replay will follow shortly after the call and continue for approximately one year.

We use certain non-GAAP measures, in addition to the required GAAP presentations, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer real estate investment trusts more meaningful. Non-GAAP financial measures, which should not be relied upon as a substitute for GAAP measures, used in this press release are FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA. Please refer to our most recently filed Annual Report on Form 10-K for a more detailed description of how these non-GAAP measures are calculated. The reconciliations of non-GAAP measures to the closing GAAP measures are provided below and provide further details of our results for the period being reported.

* * * * *

Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements in this press release may include, among others, statements about the implied share price for the Company's common stock. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general conditions of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; our ability to successfully complete and integrate acquisitions, and manage our planned growth, and the degree and nature of our

BHR Reports First Quarter Results

May 1, 2019

competition. These and other risk factors are more fully discussed in Braemar’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Investments in hotel properties, gross	$1,719,275	$1,562,806
Accumulated depreciation	(276,799)	(262,905)
Investments in hotel properties, net	1,442,476	1,299,901
Cash and cash equivalents	73,802	182,578
Restricted cash	86,309	75,910
Accounts receivable, net of allowance of $108 and $101, respectively	23,314	12,739
Inventories	2,358	1,862
Prepaid expenses	7,275	4,409
Investment in Ashford Inc., at fair value	10,821	10,114
Investment in OpenKey	1,872	1,766
Derivative assets	815	772
Other assets	10,314	13,831
Operating lease right-of-use assets	82,308	—
Intangible assets, net	5,303	27,678
Due from related party, net	350	—
Due from third-party hotel managers	14,402	4,927
Total assets	$1,761,719	$1,636,487

LIABILITIES AND EQUITY
Liabilities:
Indebtedness, net	$1,046,749	$985,873
Accounts payable and accrued expenses	76,777	64,116
Dividends and distributions payable	9,174	8,514
Due to Ashford Inc., net	5,114	4,001
Due to related party, net	—	224
Due to third-party hotel managers	2,415	1,633
Operating lease liabilities	60,617	—
Other liabilities	26,524	29,033
Total liabilities	1,227,370	1,093,394

5.50% Series B Cumulative Convertible Preferred Stock, $0.01 par value, 4,965,850 shares issued and outstanding at March 31, 2019 and December 31, 2018	106,123	106,123
Redeemable noncontrolling interests in operating partnership	51,010	44,885
Equity:
Preferred stock, $0.01 value, 50,000,000 shares authorized:
Series D Cumulative Preferred Stock, 1,600,000 shares issued and outstanding as of March 31, 2019 and December 31, 2018	16	16
Common stock, $0.01 par value, 200,000,000 shares authorized, 32,841,263 and 32,511,660 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	328	325
Additional paid-in capital	514,739	512,545
Accumulated deficit	(132,575)	(115,410)
Total stockholders' equity of the Company	382,508	397,476
Noncontrolling interest in consolidated entities	(5,292)	(5,391)
Total equity	377,216	392,085
Total liabilities and equity	$1,761,719	$1,636,487

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2019	2018
REVENUE
Rooms	$76,731	$65,507
Food and beverage	32,114	23,500
Other	19,663	13,482
Total hotel revenue	128,508	102,489
Other	5	—
Total revenue	128,513	102,489
EXPENSES
Hotel operating expenses:
Rooms	16,982	14,918
Food and beverage	22,210	15,620
Other expenses	38,895	29,664
Management fees	4,416	3,617
Total hotel operating expenses	82,503	63,819
Property taxes, insurance and other	7,460	5,604
Depreciation and amortization	16,686	13,006
Impairment charges	—	12
Advisory services fee:
Base advisory fee	2,660	2,107
Reimbursable expenses	580	420
Incentive fee	1,314	170
Non-cash stock/unit-based compensation	1,470	2,547
Transaction costs	634	488
Corporate, general and administrative:
Non-cash stock/unit-based compensation	19	—
Other general and administrative	1,107	28
Total operating expenses	114,433	88,201
OPERATING INCOME (LOSS)	14,080	14,288
Equity in earnings (loss) of unconsolidated entity	(50)	(3)
Interest income	362	200
Other income (expense)	(117)	(63)
Interest expense	(13,013)	(9,191)
Amortization of loan costs	(1,180)	(988)
Write-off of loan costs and exit fees	(312)	(2)
Unrealized gain (loss) on investments	707	528
Unrealized gain (loss) on derivatives	(872)	73
INCOME (LOSS) BEFORE INCOME TAXES	(395)	4,842
Income tax (expense) benefit	(927)	(572)
NET INCOME (LOSS)	(1,322)	4,270
(Income) loss from consolidated entities attributable to noncontrolling interest	(99)	42
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	440	(292)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	(981)	4,020
Preferred dividends	(2,532)	(1,707)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,513)	$2,313

INCOME (LOSS) PER SHARE – BASIC AND DILUTED
Basic:
Net income (loss) attributable to common stockholders	$(0.11)	$0.07
Weighted average common shares outstanding – basic	32,115	31,680
Diluted:
Net income (loss) attributable to common stockholders	$(0.11)	$0.07
Weighted average common shares outstanding – diluted	32,115	31,683
Dividends declared per common share:	$0.16	$0.16

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, EBITDAre AND ADJUSTED EBITDAre
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2019	2018
Net income (loss)	$(1,322)	$4,270
Interest expense and amortization of loan costs	14,193	10,179
Depreciation and amortization	16,686	13,006
Income tax expense (benefit)	927	572
Equity in (earnings) loss of unconsolidated entity	50	3
Company's portion of EBITDA of OpenKey	(49)	(2)
EBITDA	30,485	28,028
Impairment charges on real estate	—	12
EBITDAre	30,485	28,040
Amortization of favorable (unfavorable) contract assets (liabilities)	119	43
Transaction and management conversion costs	634	503
Other (income) expense	117	63
Write-off of loan costs and exit fees	312	2
Unrealized (gain) loss on investments	(707)	(528)
Unrealized (gain) loss on derivatives	872	(73)
Non-cash stock/unit-based compensation	1,528	2,593
Legal, advisory and settlement costs	71	(1,141)
Advisory services incentive fee	1,314	170
Uninsured hurricane and wildfire related costs	—	467
Company's portion of adjustments to EBITDAre of OpenKey	11	—
Adjusted EBITDAre	$34,756	$30,139
BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS ("FFO") AND ADJUSTED FFO
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2019	2018
Net income (loss)	$(1,322)	$4,270
(Income) loss from consolidated entities attributable to noncontrolling interest	(99)	42
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	440	(292)
Preferred dividends	(2,532)	(1,707)
Net income (loss) attributable to common stockholders	(3,513)	2,313
Depreciation and amortization on real estate	15,904	12,258
Impairment charges on real estate	—	12
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	(440)	292
Equity in (earnings) loss of unconsolidated entity	50	3
Company's portion of FFO of OpenKey	(51)	(2)
FFO available to common stockholders and OP unitholders	11,950	14,876
Series B Cumulative Convertible Preferred Stock dividends	1,707	1,707
Transaction and management conversion costs	634	503
Other (income) expense	117	63
Interest expense accretion on refundable membership club deposits	225	—
Write-off of loan costs and exit fees	312	2
Amortization of loan costs	1,155	964
Unrealized (gain) loss on investments	(707)	(528)
Unrealized (gain) loss on derivatives	872	(73)
Non-cash stock/unit-based compensation	1,528	2,593
Legal, advisory and settlement costs	71	(1,141)
Advisory services incentive fee	1,314	170
Uninsured hurricane and wildfire related costs	—	467
Company's portion of adjustments to FFO of OpenKey	11	—
Adjusted FFO available to common stockholders and OP unitholders	$19,189	$19,603
Adjusted FFO per diluted share available to common stockholders and OP unitholders	$0.44	$0.46
Weighted average diluted shares	43,474	42,440

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
SUMMARY OF INDEBTEDNESS
MARCH 31, 2019
(dollars in thousands)
(unaudited)

Lender	Hotels	Maturity	Interest Rate	Fixed-Rate Debt	Floating-Rate Debt		Total Debt	Comparable TTM Hotel EBITDA (7)	Comparable TTM EBITDA Debt Yield
JPMorgan	Park Hyatt Beaver Creek	April 2019	LIBOR + 2.75%	$—	$67,500	(1)	$67,500	$8,808	13.0%
BAML secured revolving credit facility	Various	November 2019	Base Rate(3) + 1.25% to 2.50% or LIBOR + 2.25% to 3.50%	—	—	(2)	—	N/A	N/A
Apollo	Ritz-Carlton St. Thomas	December 2019	LIBOR + 4.95%	—	42,000	(4)	42,000	11,415	27.2%
Credit Agricole	Pier House	March 2020	LIBOR + 2.25%	—	70,000	(5)	70,000	11,195	16.0%
BAML	See footnote	June 2020	LIBOR + 2.16%	—	435,000	(6)	435,000	49,892	11.5%
BAML	Hotel Yountville	May 2022	LIBOR + 2.55%	—	51,000		51,000	5,670	11.1%
BAML	Bardessono	August 2022	LIBOR + 2.55%	—	40,000		40,000	5,917	14.8%
BAML	Ritz-Carlton Sarasota	April 2023	LIBOR + 2.65%	—	100,000		100,000	13,261	13.3%
BAML	Ritz-Carlton Lake Tahoe	January 2024	LIBOR + 2.10%	—	54,000		54,000	9,585	17.8%
Prudential	Capital Hilton and Hilton Torrey Pines	February 2024	LIBOR + 1.70%	—	195,000		195,000	28,718	14.7%
Total				$—	$1,054,500		$1,054,500	$144,461	13.7%
Percentage				—%	100.0%		100.0%
Weighted average interest rate				—%	4.80%		4.80%
All indebtedness is non-recourse with the exception of the secured revolving credit facility.
(1)    This mortgage loan has three one-year extension options subject to satisfaction of certain conditions, of which the first was exercised in April 2019.
(2)    This credit facility has two one-year extension options subject to advance notice, certain conditions and a 0.25% extension fee beginning November 2019.
(3)    Base Rate, as defined in the secured revolving credit facility agreement, is the greater of (i) the prime rate set by Bank of America, or (ii) federal funds rate + 0.5%, or (iii) LIBOR + 1.0%.
(4)    This mortgage loan has three one-year extension options subject to satisfaction of certain conditions, of which the second was exercised in December 2018.
(5)    This mortgage loan has three one-year extension options subject to satisfaction of certain conditions, of which the third was exercised in March 2019.

(6)
This mortgage loan has five one-year extension options subject to satisfaction of certain conditions. This mortgage loan is secured by the Chicago Sofitel Magnificent Mile, Philadelphia Courtyard Downtown, San Francisco Courtyard Downtown and Seattle Marriott Waterfront.

(7)    See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
INDEBTEDNESS BY MATURITY ASSUMING EXTENSION OPTIONS ARE EXERCISED
MARCH 31, 2019
(dollars in thousands)
(unaudited)

Lender	Hotels	2019	2020	2021	2022	2023	Thereafter	Total
BAML secured revolving credit facility	Various	$—	$—	$—	$—	$—	$—	$—
Credit Agricole	Pier House	—	70,000	—	—	—	—	70,000
Apollo	Ritz-Carlton St. Thomas	—	42,000	—	—	—	—	42,000
JPMorgan	Park Hyatt Beaver Creek	—	—	—	67,500	—	—	67,500
BAML	Hotel Yountville	—	—	—	51,000	—	—	51,000
BAML	Bardessono	—	—	—	40,000	—	—	40,000
BAML	Ritz-Carlton Sarasota	—	—	—	—	98,000	—	98,000
BAML	Ritz-Carlton Lake Tahoe	—	—	—	—	—	54,000	54,000
Prudential	Capital Hilton and Hilton Torrey Pines	—	—	—	—	—	195,000	195,000
BAML	See footnote 1	—	—	—	—	—	435,000	435,000
Principal due in future periods		$—	$112,000	$—	$158,500	$98,000	$684,000	$1,052,500
Scheduled amortization payments remaining		—	—	500	1,000	500	—	2,000
Total indebtedness		$—	$112,000	$500	$159,500	$98,500	$684,000	$1,054,500
(1)    This mortgage loan is secured by the Chicago Sofitel Magnificent Mile, Philadelphia Courtyard Downtown, San Francisco Courtyard Downtown and Seattle Marriott Waterfront.

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(unaudited)

ALL HOTELS:
	Three Months Ended March 31,
	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Comparable
	2019	2019	2019	2018	2018	2018	% Variance	% Variance
Rooms revenue (in thousands)	$76,249	$1,719	$77,968	$65,507	$11,321	$76,828	16.40%	1.48%
RevPAR	$239.17	$722.13	$242.75	$209.27	$879.63	$235.74	14.29%	2.97%
Occupancy	75.48%	77.52%	75.50%	78.67%	53.10%	77.66%	(4.05)%	(2.78)%
ADR	$316.86	$931.53	$321.54	$266.01	$1,656.55	$303.56	19.12%	5.92%

NOTES:

(1)
The above comparable information assumes the thirteen hotel properties owned and included in the Company's operations at March 31, 2019, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotel properties acquired during the period offset by results from hotel properties sold during the period.

(2)	All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

(3)	The above information does not include the operations of ten condominium units not owned by the Lake Tahoe Ritz-Carlton.

ALL HOTELS NOT UNDER RENOVATION:
	Three Months Ended March 31,
	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Comparable
	2019	2019	2019	2018	2018	2018	% Variance	% Variance
Rooms revenue (in thousands)	$60,564	$1,719	$62,283	$49,373	$11,321	$60,694	22.67%	2.62%
RevPAR	$258.47	$722.13	$263.13	$220.58	$879.63	$256.42	17.18%	2.62%
Occupancy	76.63%	77.52%	76.64%	78.03%	53.10%	76.67%	(1.79)%	(0.04)%
ADR	$337.28	$931.53	$343.32	$282.70	$1,656.55	$334.43	19.31%	2.66%

NOTES:

(1)
The above comparable information assumes the ten hotel properties owned and included in the Company's operations at March 31, 2019, and not under renovation during the three months ended March 31, 2019, were owned as of the beginning of the periods presented. Non-comparable adjustments include pre-acquisition results from hotel properties acquired during the period offset by results from hotel properties sold during the period.

(2)	All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

(3)	The above information does not include the operations of ten condominium units not owned by the Lake Tahoe Ritz-Carlton.

(4)	Excluded Hotels Under Renovation:
Philadelphia Courtyard Downtown, San Francisco Courtyard Downtown, St. Thomas Ritz-Carlton

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
HOTEL EBITDA
(dollars in thousands)
(unaudited)

ALL HOTELS:	Three Months Ended
	March 31,
	2019	2018	% Variance
Total hotel revenue	$128,026	$102,489	24.92%
Non-comparable adjustments	2,671	24,816
Comparable total hotel revenue	$130,697	$127,305	2.66%

Hotel EBITDA	$39,689	$33,605	18.10%
Non-comparable adjustments	744	7,055
Comparable hotel EBITDA	$40,433	$40,660	(0.56)%
Hotel EBITDA margin	31.00%	32.79%	(1.79)%
Comparable hotel EBITDA margin	30.94%	31.94%	(1.00)%

Hotel EBITDA adjustments attributable to consolidated noncontrolling interests	$1,866	$1,990	(6.23)%
Hotel EBITDA attributable to the Company and OP unitholders	$37,823	$31,615	19.64%
Comparable hotel EBITDA attributable to the Company and OP unitholders	$38,567	$38,670	(0.27)%
NOTES:

(1)
The above comparable information assumes the thirteen hotel properties owned and included in the Company's operations at March 31, 2019, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotel properties acquired during the period offset by results from hotel properties sold during the period.

(2)	All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

(3)	The above information does not include the operations of ten condominium units not owned by the Lake Tahoe Ritz-Carlton.

(4)	See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

ALL HOTELS NOT UNDER RENOVATION:	Three Months Ended
	March 31,
	2019	2018	% Variance
Total hotel revenue	$103,216	$79,025	30.61%
Non-comparable adjustments	2,671	24,816
Comparable total hotel revenue	$105,887	$103,841	1.97%

Hotel EBITDA	$30,570	$24,544	24.55%
Non-comparable adjustments	744	7,055
Comparable hotel EBITDA	$31,314	$31,599	(0.90)%
Hotel EBITDA margin	29.62%	31.06%	(1.44)%
Comparable hotel EBITDA margin	29.57%	30.43%	(0.86)%

Hotel EBITDA adjustments attributable to consolidated noncontrolling interests	$1,866	$1,990	(6.23)%
Hotel EBITDA attributable to the Company and OP unitholders	$28,704	$22,554	27.27%
Comparable hotel EBITDA attributable to the Company and OP unitholders	$29,448	$29,609	(0.54)%
NOTES:

(1)
The above comparable information assumes the ten hotel properties owned and included in the Company's operations at March 31, 2019, and not under renovation during the three months ended March 31, 2019, were owned as of the beginning of the periods presented. Non-comparable adjustments include pre-acquisition results from hotel properties acquired during the period offset by results from hotel properties sold during the period.

(2)	All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

(3)	The above information does not include the operations of ten condominium units not owned by the Lake Tahoe Ritz-Carlton.
(4)    See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

(5)	Excluded Hotels Under Renovation:
Philadelphia Courtyard Downtown, San Francisco Courtyard Downtown, St. Thomas Ritz-Carlton

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING INFORMATION BY PROPERTY
(in thousands, except operating information)
(unaudited)

	Three Months Ended March 31,
	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Comparable
	2019	2019	2019	2018	2018	2018	% Variance	% Variance
CAPITAL HILTON WASHINGTON D.C.
Selected Financial Information:
Rooms revenue	$8,708	$—	$8,708	$8,961	$—	$8,961	(2.82)%	(2.82)%
Total hotel revenue	$13,651	$—	$13,651	$13,584	$—	$13,584	0.49%	0.49%
Hotel EBITDA	$2,997	$—	$2,997	$3,102	$—	$3,102	(3.38)%	(3.38)%
Hotel EBITDA margin	21.95%		21.95%	22.84%		22.84%	(0.89)%	(0.89)%
Selected Operating Information:
RevPAR	$175.91	$—	$175.91	$181.02	$—	$181.02	(2.82)%	(2.82)%
Occupancy	74.80%	—%	74.80%	78.53%	—%	78.53%	(4.75)%	(4.75)%
ADR	$235.18	$—	$235.18	$230.51	$—	$230.51	2.03%	2.03%

LA JOLLA HILTON TORREY PINES
Selected Financial Information:
Rooms revenue	$6,547	$—	$6,547	$6,475	$—	$6,475	1.11%	1.11%
Total hotel revenue	$12,336	$—	$12,336	$13,012	$—	$13,012	(5.20)%	(5.20)%
Hotel EBITDA	$4,466	$—	$4,466	$4,859	$—	$4,859	(8.09)%	(8.09)%
Hotel EBITDA margin	36.20%		36.20%	37.34%		37.34%	(1.14)%	(1.14)%
Selected Operating Information:
RevPAR	$184.62	$—	$184.62	$182.60	$—	$182.60	1.11%	1.11%
Occupancy	82.28%	—%	82.28%	86.27%	—%	86.27%	(4.63)%	(4.63)%
ADR	$224.38	$—	$224.38	$211.67	$—	$211.67	6.00%	6.00%

CHICAGO SOFITEL MAGNIFICENT MILE
Selected Financial Information:
Rooms revenue	$3,323	$—	$3,323	$3,419	$—	$3,419	(2.81)%	(2.81)%
Total hotel revenue	$4,757	$—	$4,757	$4,880	$—	$4,880	(2.52)%	(2.52)%
Hotel EBITDA	$(1,378)	$—	$(1,378)	$(1,143)	$—	$(1,143)	(20.56)%	(20.56)%
Hotel EBITDA margin	(28.97)%		(28.97)%	(23.42)%		(23.42)%	(5.55)%	(5.55)%
Selected Operating Information:
RevPAR	$88.98	$—	$88.98	$91.54	$—	$91.54	(2.80)%	(2.80)%
Occupancy	67.09%	—%	67.09%	63.09%	—%	63.09%	6.34%	6.34%
ADR	$132.62	$—	$132.62	$145.11	$—	$145.11	(8.61)%	(8.61)%

BARDESSONO HOTEL AND SPA
Selected Financial Information:
Rooms revenue	$2,239	$—	$2,239	$2,348	$—	$2,348	(4.64)%	(4.64)%
Total hotel revenue	$3,573	$—	$3,573	$4,172	$—	$4,172	(14.36)%	(14.36)%
Hotel EBITDA	$507	$—	$507	$1,048	$(2)	$1,046	(51.62)%	(51.53)%
Hotel EBITDA margin	14.19%		14.19%	25.12%		25.07%	(10.93)%	(10.88)%
Selected Operating Information:
RevPAR	$401.33	$—	$401.33	$420.83	$—	$420.83	(4.63)%	(4.63)%
Occupancy	68.73%	—%	68.73%	71.36%	—%	71.36%	(3.69)%	(3.69)%
ADR	$583.94	$—	$583.94	$589.71	$—	$589.71	(0.98)%	(0.98)%

KEY WEST PIER HOUSE RESORT
Selected Financial Information:
Rooms revenue	$6,033	$—	$6,033	$5,473	$—	$5,473	10.23%	10.23%
Total hotel revenue	$7,559	$—	$7,559	$7,027	$—	$7,027	7.57%	7.57%
Hotel EBITDA	$4,127	$—	$4,127	$3,851	$4	$3,855	7.17%	7.06%
Hotel EBITDA margin	54.60%		54.60%	54.80%		54.86%	(0.20)%	(0.26)%
Selected Operating Information:
RevPAR	$472.07	$—	$472.07	$428.24	$—	$428.24	10.23%	10.23%
Occupancy	87.79%	—%	87.79%	85.85%	—%	85.85%	2.26%	2.26%
ADR	$537.70	$—	$537.70	$498.80	$—	$498.80	7.80%	7.80%

	Three Months Ended March 31,
	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Comparable
	2019	2019	2019	2018	2018	2018	% Variance	% Variance
HOTEL YOUNTVILLE
Selected Financial Information:
Rooms revenue	$1,891	$—	$1,891	$2,116	$—	$2,116	(10.63)%	(10.63)%
Total hotel revenue	$2,564	$—	$2,564	$3,420	$—	$3,420	(25.03)%	(25.03)%
Hotel EBITDA	$496	$—	$496	$1,241	$(1)	$1,240	(60.03)%	(60.00)%
Hotel EBITDA margin	19.34%		19.34%	36.29%		36.26%	(16.95)%	(16.92)%
Selected Operating Information:
RevPAR	$262.63	$—	$262.63	$293.88	$—	$293.88	(10.63)%	(10.63)%
Occupancy	65.01%	—%	65.01%	71.36%	—%	71.36%	(8.90)%	(8.90)%
ADR	$403.95	$—	$403.95	$411.82	$—	$411.82	(1.91)%	(1.91)%

PARK HYATT BEAVER CREEK
Selected Financial Information:
Rooms revenue	$9,597	$—	$9,597	$9,797	$—	$9,797	(2.04)%	(2.04)%
Total hotel revenue	$18,099	$—	$18,099	$18,159	$—	$18,159	(0.33)%	(0.33)%
Hotel EBITDA	$6,618	$—	$6,618	$7,048	$—	$7,048	(6.10)%	(6.10)%
Hotel EBITDA margin	36.57%		36.57%	38.81%		38.81%	(2.24)%	(2.24)%
Selected Operating Information:
RevPAR	$561.25	$—	$561.25	$572.93	$—	$572.93	(2.04)%	(2.04)%
Occupancy	79.84%	—%	79.84%	78.47%	—%	78.47%	1.75%	1.75%
ADR	$702.95	$—	$702.95	$730.15	$—	$730.15	(3.73)%	(3.73)%

PHILADELPHIA COURTYARD DOWNTOWN
Selected Financial Information:
Rooms revenue	$4,237	$—	$4,237	$6,153	$—	$6,153	(31.14)%	(31.14)%
Total hotel revenue	$5,274	$—	$5,274	$7,623	$—	$7,623	(30.81)%	(30.81)%
Hotel EBITDA	$641	$—	$641	$2,598	$—	$2,598	(75.33)%	(75.33)%
Hotel EBITDA margin	12.15%		12.15%	34.08%		34.08%	(21.93)%	(21.93)%
Selected Operating Information:
RevPAR	$94.35	$—	$94.35	$137.01	$—	$137.01	(31.14)%	(31.14)%
Occupancy	58.50%	—%	58.50%	80.39%	—%	80.39%	(27.23)%	(27.23)%
ADR	$161.27	$—	$161.27	$170.44	$—	$170.44	(5.38)%	(5.38)%

SAN FRANCISCO COURTYARD DOWNTOWN
Selected Financial Information:
Rooms revenue	$10,608	$—	$10,608	$8,165	$—	$8,165	29.92%	29.92%
Total hotel revenue	$12,041	$—	$12,041	$9,280	$—	$9,280	29.75%	29.75%
Hotel EBITDA	$3,966	$—	$3,966	$3,075	$—	$3,075	28.98%	28.98%
Hotel EBITDA margin	32.94%		32.94%	33.14%		33.14%	(0.20)%	(0.20)%
Selected Operating Information:
RevPAR	$287.47	$—	$287.47	$221.74	$—	$221.74	29.64%	29.64%
Occupancy	88.42%	—%	88.42%	81.04%	—%	81.04%	9.11%	9.11%
ADR	$325.13	$—	$325.13	$273.60	$—	$273.60	18.83%	18.83%

SARASOTA RITZ-CARLTON
Selected Financial Information:
Rooms revenue	$8,963	$—	$8,963	$—	$9,174	$9,174	—%	(2.30)%
Total hotel revenue	$20,355	$—	$20,355	$—	$19,428	$19,428	—%	4.77%
Hotel EBITDA	$5,930	$—	$5,930	$—	$5,377	$5,377	—%	10.28%
Hotel EBITDA margin	29.13%		29.13%	—%		27.68%	29.13%	1.45%
Selected Operating Information:
RevPAR	$374.40	$—	$374.40	$—	$383.19	$383.19	—%	(2.29)%
Occupancy	83.03%	—%	83.03%	—%	78.49%	78.49%	—%	5.78%
ADR	$450.91	$—	$450.91	$—	$488.19	$488.19	—%	(7.64)%

	Three Months Ended March 31,
	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Comparable
	2019	2019	2019	2018	2018	2018	% Variance	% Variance
LAKE TAHOE RITZ-CARLTON
Selected Financial Information:
Rooms revenue	$8,147	$1,719	$9,866	$—	$7,429	$7,429	—%	32.80%
Total hotel revenue	$13,009	$2,671	$15,680	$—	$12,728	$12,728	—%	23.19%
Hotel EBITDA	$4,542	$744	$5,286	$—	$3,723	$3,723	—%	41.98%
Hotel EBITDA margin	34.91%		33.71%	—%		29.25%	34.91%	4.46%
Selected Operating Information:
RevPAR	$630.60	$—	$644.84	$—	$—	$485.58	—%	32.80%
Occupancy	80.82%	—%	80.31%	—%	—%	73.64%	—%	9.06%
ADR	$780.25	$—	$802.96	$—	$—	$659.39	—%	21.77%

SEATTLE MARRIOTT WATERFRONT
Selected Financial Information:
Rooms revenue	$5,116	$—	$5,116	$5,502	$—	$5,502	(7.02)%	(7.02)%
Total hotel revenue	$7,313	$—	$7,313	$7,431	$—	$7,431	(1.59)%	(1.59)%
Hotel EBITDA	$2,265	$—	$2,265	$2,492	$—	$2,492	(9.11)%	(9.11)%
Hotel EBITDA margin	30.97%		30.97%	33.54%		33.54%	(2.57)%	(2.57)%
Selected Operating Information:
RevPAR	$157.46	$—	$157.46	$169.34	$—	$169.34	(7.02)%	(7.02)%
Occupancy	75.70%	—%	75.70%	76.61%	—%	76.61%	(1.19)%	(1.19)%
ADR	$208.00	$—	$208.00	$221.04	$—	$221.04	(5.90)%	(5.90)%

ST. THOMAS RITZ-CARLTON
Selected Financial Information:
Rooms revenue	$840	$—	$840	$1,816	$—	$1,816	(53.74)%	(53.74)%
Total hotel revenue	$7,495	$—	$7,495	$6,561	$—	$6,561	14.24%	14.24%
Hotel EBITDA	$4,512	$—	$4,512	$3,388	$—	$3,388	33.18%	33.18%
Hotel EBITDA margin	60.20%		60.20%	51.64%		51.64%	8.56%	8.56%
Selected Operating Information:
RevPAR	$313.24	$—	$313.24	$243.25	$—	$243.25	28.77%	28.77%
Occupancy	81.06%	—%	81.06%	75.81%	—%	75.81%	6.93%	6.93%
ADR	$386.44	$—	$386.44	$320.87	$—	$320.87	20.44%	20.44%

TAMPA RENAISSANCE
Selected Financial Information:
Rooms revenue	$—	$—	$—	$5,282	$(5,282)	$—	(100.00)%	—%
Total hotel revenue	$—	$—	$—	$7,340	$(7,340)	$—	(100.00)%	—%
Hotel EBITDA	$—	$—	$—	$2,046	$(2,046)	$—	(100.00)%	—%
Hotel EBITDA margin	—%		—%	27.87%		—%	(27.87)%	—%
Selected Operating Information:
RevPAR	$—	$—	$—	$200.31	$(200.31)	$—	(100.00)%	—%
Occupancy	—%	—%	—%	88.07%	(88.07)%	—%	(100.00)%	—%
ADR	$—	$—	$—	$227.44	$(227.44)	$—	(100.00)%	—%

BRAEMAR PROPERTIES TOTAL
Selected Financial Information:
Rooms revenue	$76,249	$1,719	$77,968	$65,507	$11,321	$76,828	16.40%	1.48%
Total hotel revenue	$128,026	$2,671	$130,697	$102,489	$24,816	$127,305	24.92%	2.66%
Hotel EBITDA	$39,689	$744	$40,433	$33,605	$7,055	$40,660	18.10%	(0.56)%
Hotel EBITDA margin	31.00%		30.94%	32.79%		31.94%	(1.79)%	(1.00)%
Selected Operating Information:
RevPAR	$239.17	$722.27	$242.75	$209.27	$879.63	$235.74	14.29%	2.97%
Occupancy	75.48%	77.52%	75.50%	78.67%	53.10%	77.66%	(4.05)%	(2.78)%
ADR	$316.86	$931.71	$321.54	$266.01	$1,656.55	$303.56	19.12%	5.92%
NOTES:

(1)
The above comparable information assumes the thirteen hotel properties owned and included in the Company's operations at March 31, 2019, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotel properties acquired during the period offset by results from hotel properties sold during the period.

(2)	All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

(3)	The above information does not include the operations of ten condominium units not owned by the Lake Tahoe Ritz-Carlton.

(4)	See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING INFORMATION BY PROPERTY
(in thousands, except operating information)
(unaudited)

	TTM Ended March 31,
	Actual	Non-comparable Adjustments	Comparable
	2019	2019	2019
CAPITAL HILTON WASHINGTON D.C.
Selected Financial Information:
Rooms revenue	$38,938	$—	$38,938
Total hotel revenue	$55,148	$—	$55,148
Hotel EBITDA	$13,643	$—	$13,643
Hotel EBITDA margin	24.74%		24.74%
Selected Operating Information:
RevPAR	$193.96	$—	$193.96
Occupancy	82.61%	—%	82.61%
ADR	$234.80	$—	$234.80

LA JOLLA HILTON TORREY PINES
Selected Financial Information:
Rooms revenue	$26,376	$—	$26,376
Total hotel revenue	$45,795	$—	$45,795
Hotel EBITDA	$15,075	$—	$15,075
Hotel EBITDA margin	32.92%		32.92%
Selected Operating Information:
RevPAR	$183.41	$—	$183.41
Occupancy	84.35%	—%	84.35%
ADR	$217.43	$—	$217.43

CHICAGO SOFITEL MAGNIFICENT MILE
Selected Financial Information:
Rooms revenue	$25,813	$—	$25,813
Total hotel revenue	$35,275	$—	$35,275
Hotel EBITDA	$7,428	$—	$7,428
Hotel EBITDA margin	21.06%		21.06%
Selected Operating Information:
RevPAR	$170.41	$—	$170.41
Occupancy	80.13%	—%	80.13%
ADR	$212.66	$—	$212.66

BARDESSONO HOTEL AND SPA
Selected Financial Information:
Rooms revenue	$13,737	$—	$13,737
Total hotel revenue	$19,094	$—	$19,094
Hotel EBITDA	$5,923	$(6)	$5,917
Hotel EBITDA margin	31.02%		30.99%
Selected Operating Information:
RevPAR	$607.03	$—	$607.03
Occupancy	76.12%	—%	76.12%
ADR	$797.42	$—	$797.42

KEY WEST PIER HOUSE RESORT
Selected Financial Information:
Rooms revenue	$18,682	$—	$18,682
Total hotel revenue	$24,141	$—	$24,141
Hotel EBITDA	$11,183	$12	$11,195
Hotel EBITDA margin	46.32%		46.37%
Selected Operating Information:
RevPAR	$360.44	$—	$360.44
Occupancy	81.47%	—%	81.47%
ADR	$442.40	$—	$442.40

	TTM Ended March 31,
	Actual	Non-comparable Adjustments	Comparable
	2019	2019	2019
HOTEL YOUNTVILLE
Selected Financial Information:
Rooms revenue	$11,954	$—	$11,954
Total hotel revenue	$14,714	$—	$14,714
Hotel EBITDA	$5,673	$(3)	$5,670
Hotel EBITDA margin	38.56%		38.53%
Selected Operating Information:
RevPAR	$409.38	$—	$409.38
Occupancy	73.13%	—%	73.13%
ADR	$559.79	$—	$559.79

PARK HYATT BEAVER CREEK
Selected Financial Information:
Rooms revenue	$18,149	$—	$18,149
Total hotel revenue	$40,232	$—	$40,232
Hotel EBITDA	$8,808	$—	$8,808
Hotel EBITDA margin	21.89%		21.89%
Selected Operating Information:
RevPAR	$261.70	$—	$261.70
Occupancy	62.07%	—%	62.07%
ADR	$421.60	$—	$421.60

PHILADELPHIA COURTYARD DOWNTOWN
Selected Financial Information:
Rooms revenue	$26,191	$—	$26,191
Total hotel revenue	$32,634	$—	$32,634
Hotel EBITDA	$12,081	$—	$12,081
Hotel EBITDA margin	37.02%		37.02%
Selected Operating Information:
RevPAR	$143.80	$—	$143.80
Occupancy	77.53%	—%	77.53%
ADR	$185.48	$—	$185.48

SAN FRANCISCO COURTYARD DOWNTOWN
Selected Financial Information:
Rooms revenue	$39,475	$—	$39,475
Total hotel revenue	$44,694	$—	$44,694
Hotel EBITDA	$14,725	$—	$14,725
Hotel EBITDA margin	32.95%		32.95%
Selected Operating Information:
RevPAR	$263.78	$—	$263.78
Occupancy	88.47%	—%	88.47%
ADR	$298.14	$—	$298.14

SARASOTA RITZ-CARLTON
Selected Financial Information:
Rooms revenue	$26,236	$278	$26,514
Total hotel revenue	$62,587	$644	$63,231
Hotel EBITDA	$13,072	$189	$13,261
Hotel EBITDA margin	20.89%		20.97%
Selected Operating Information:
RevPAR	$272.46	$348.08	$273.09
Occupancy	74.35%	89.97%	74.48%
ADR	$366.47	$386.86	$366.68

	TTM Ended March 31,
	Actual	Non-comparable Adjustments	Comparable
	2019	2019	2019
LAKE TAHOE RITZ-CARLTON
Selected Financial Information:
Rooms revenue	$8,147	$15,488	$23,635
Total hotel revenue	$13,009	$30,378	$43,387
Hotel EBITDA	$4,542	$5,043	$9,585
Hotel EBITDA margin	34.91%		22.09%
Selected Operating Information:
RevPAR	$630.60	$315.25	$380.91
Occupancy	80.82%	64.99%	68.29%
ADR	$780.25	$485.08	$557.82

SEATTLE MARRIOTT WATERFRONT
Selected Financial Information:
Rooms revenue	$31,302	$—	$31,302
Total hotel revenue	$39,773	$—	$39,773
Hotel EBITDA	$15,658	$—	$15,658
Hotel EBITDA margin	39.37%		39.37%
Selected Operating Information:
RevPAR	$237.56	$—	$237.56
Occupancy	84.58%	—%	84.58%
ADR	$280.88	$—	$280.88

ST. THOMAS RITZ-CARLTON
Selected Financial Information:
Rooms revenue	$5,628	$—	$5,628
Total hotel revenue	$22,568	$—	$22,568
Hotel EBITDA	$11,415	$—	$11,415
Hotel EBITDA margin	50.58%		50.58%
Selected Operating Information:
RevPAR	$228.25	$—	$228.25
Occupancy	80.43%	—%	80.43%
ADR	$283.79	$—	$283.79

TAMPA RENAISSANCE
Selected Financial Information:
Rooms revenue	$2,889	$(2,889)	$—
Total hotel revenue	$7,271	$(7,271)	$—
Hotel EBITDA	$4,479	$(4,479)	$—
Hotel EBITDA margin	61.60%		—%
Selected Operating Information:
RevPAR	$161.68	$(161.68)	$—
Occupancy	81.93%	81.93%	—%
ADR	$197.34	$(197.34)	$—

BRAEMAR PROPERTIES TOTAL
Selected Financial Information:
Rooms revenue	$293,517	$12,877	$306,394
Total hotel revenue	$456,935	$23,751	$480,686
Hotel EBITDA	$143,705	$756	$144,461
Hotel EBITDA margin	31.45%		30.05%
Selected Operating Information:
RevPAR	$228.54	$401.69	$232.75
Occupancy	80.50%	56.17%	79.91%
ADR	$283.88	$715.19	$291.27
NOTES:

(1)
The above comparable information assumes the thirteen hotel properties owned and included in the Company's operations at March 31, 2019, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotel properties acquired during the period offset by results from hotel properties sold during the period.

(2)	All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.

(3)	The above information does not include the operations of ten condominium units not owned by the Lake Tahoe Ritz-Carlton.

(4)	See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
HOTEL REVENUE & EBITDA FOR TRAILING TWELVE MONTHS
(dollars in thousands)
(unaudited)

	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable
	2019	2019	2019	2018	2018	2018	2018	2018	2018	2018	2018	2018
	1st Quarter	1st Quarter	1st Quarter	4th Quarter	4th Quarter	4th Quarter	3rd Quarter	3rd Quarter	3rd Quarter	2nd Quarter	2nd Quarter	2nd Quarter
Total Hotel Revenue	$128,026	$2,671	$130,697	$98,945	$10,535	$109,480	$108,846	$10,944	$119,790	$121,118	$(399)	$120,719
Hotel EBITDA	$39,689	$744	$40,433	$26,950	$2,301	$29,251	$33,345	$2,213	$35,558	$43,721	$(4,502)	$39,219
Hotel EBITDA Margin	31.00%		30.94%	27.24%		26.72%	30.64%		29.68%	36.10%		32.49%

EBITDA % of Total TTM	27.6%		28.1%	18.8%		20.2%	23.2%		24.6%	30.4%		27.1%

JV Interests in EBITDA	$1,866	$—	$1,866	$1,519	$—	$1,519	$1,429	$—	$1,429	$2,366	$—	$2,366

	Actual	Non-comparable Adjustments	Comparable
	2019	2019	2019
	TTM	TTM	TTM
Total Hotel Revenue	$456,935	$23,751	$480,686
Hotel EBITDA	$143,705	$756	$144,461
Hotel EBITDA Margin	31.45%		30.05%

EBITDA % of Total TTM	100.0%		100.0%

JV Interests in EBITDA	$7,180	$—	$7,180
NOTES:

(1)
The above comparable information assumes the thirteen hotel properties owned and included in the Company's operations at March 31, 2019, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotel properties acquired during the period offset by results from hotel properties sold during the period.

(2)    All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.
(3)    The above information does not include the operations of ten condominium units not owned by the Lake Tahoe Ritz-Carlton.
(4)    See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
TOTAL ENTERPRISE VALUE
MARCH 31, 2019
(in thousands, except share price)
(unaudited)

March 31, 2019
Common stock shares outstanding	32,841
Partnership units outstanding (common stock equivalents)	4,863
Combined common stock shares and partnership units outstanding	37,704
Common stock price	$12.21
Market capitalization	$460,366
5.50% Series B cumulative convertible preferred stock	$124,146
Series D cumulative preferred stock	$40,000
Indebtedness	$1,054,500
Joint venture partner's share of consolidated indebtedness	$(48,750)
Net working capital (see below)	$(104,970)
Total enterprise value (TEV)	$1,525,292

Ashford Inc. Investment:
Common stock owned	195
Common stock price	$55.53
Market value of Ashford Inc. investment	$10,822

Cash and cash equivalents	$69,071
Restricted cash	$84,530
Accounts receivable, net	$21,469
Prepaid expenses	$6,879
Due from third-party hotel managers, net	$12,168
Market value of Ashford Inc. investment	$10,822
Total current assets	$204,939

Accounts payable, net & accrued expenses	$86,062
Dividends and distributions payable	$9,174
Due to affiliates, net	$4,733
Total current liabilities	$99,969

Net working capital*	$104,970
* Includes the Company's pro rata share of net working capital in joint ventures.

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
ANTICIPATED CAPITAL EXPENDITURES CALENDAR (a)

		2019
		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	Rooms	Actual	Estimated	Estimated	Estimated
Park Hyatt Beaver Creek	190		x	x
Philadelphia Courtyard Downtown	499	x	x
San Francisco Courtyard Downtown	410	x	x	x	x
St. Thomas Ritz-Carlton	180	x	x	x	x
Total		3	4	3	2

(a)	Only hotels which have had or are expected to have significant capital expenditures that could result in displacement in 2019 are included in this table.

Exhibit 1

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	2019	2018	2018	2018	March 31, 2019
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	TTM
Net income (loss)	$16,470	$6,525	$14,567	$38,623	$76,185
Non-property adjustments	—	(26)	—	(15,423)	(15,449)
Interest income	(62)	(61)	(57)	(39)	(219)
Interest expense	4,856	4,342	4,100	4,335	17,633
Amortization of loan costs	345	284	279	277	1,185
Depreciation and amortization	16,686	15,092	14,474	14,811	61,063
Income tax expense (benefit)	115	(353)	(44)	382	100
Non-hotel EBITDA ownership expense	1,279	1,147	26	755	3,207
Hotel EBITDA including amounts attributable to noncontrolling interest	39,689	26,950	33,345	43,721	143,705
Non-comparable adjustments	744	2,301	2,213	(4,502)	756
Comparable hotel EBITDA	$40,433	$29,251	$35,558	$39,219	$144,461

Exhibit 1

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31, 2019
	Capital Hilton Washington D.C.	La Jolla Hilton Torrey Pines	Chicago Sofitel Magnificent Mile	Bardessono Hotel & Spa	Key West Pier House Resort	Hotel Yountville	Park Hyatt Beaver Creek	Philadelphia Courtyard Downtown	Plano Marriott Legacy Town Center	San Francisco Courtyard Downtown	Sarasota Ritz-Carlton	Lake Tahoe Ritz-Carlton	Seattle Marriott Waterfront	St. Thomas Ritz-Carlton	Tampa Renaissance	Hotel Total	Corporate / Allocated	Braemar Hotels & Resorts Inc.
Net income (loss)	$1,060	$3,021	$(3,422)	$(931)	$3,556	$(880)	$4,533	$(1,232)	$—	$1,648	$1,968	$2,697	$1,253	$3,199	$—	$16,470	$(17,792)	$(1,322)
Non-property adjustments	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Interest income	(10)	(19)	—	—	—	—	—	(2)	—	(3)	(16)	—	(12)	—	—	(62)	62	—
Interest expense	—	—	—	505	—	644	885	—	—	—	1,514	525	—	783	—	4,856	8,157	13,013
Amortization of loan cost	—	—	—	34	—	36	138	—	—	—	78	32	—	27	—	345	835	1,180
Depreciation and amortization	1,939	1,396	1,694	796	556	683	1,009	1,867	—	2,313	2,354	942	1,001	136	—	16,686	—	16,686
Income tax expense (benefit)	—	45	—	—	—	—	—	2	—	—	—	—	—	68	—	115	812	927
Non-hotel EBITDA ownership expense	8	23	350	103	15	13	53	6	—	8	32	346	23	299	—	1,279	(1,279)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	2,997	4,466	(1,378)	507	4,127	496	6,618	641	—	3,966	5,930	4,542	2,265	4,512	—	39,689	(9,205)	30,484
Less: EBITDA adjustments attributable to consolidated noncontrolling interest	(749)	(1,117)	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,866)	1,866	—
Equity in earnings (loss) of unconsolidated entities	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	50	50
Company's portion of EBITDA of OpenKey	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(49)	(49)
Hotel EBITDA attributable to the Company and OP unitholders	$2,248	$3,349	$(1,378)	$507	$4,127	$496	$6,618	$641	$—	$3,966	$5,930	$4,542	$2,265	$4,512	$—	$37,823	$(7,338)	$30,485
Non-comparable adjustments	—	—	—	—	—	—	—	—	—	—	—	744	—	—	—	744
Comparable hotel EBITDA	$2,997	$4,466	$(1,378)	$507	$4,127	$496	$6,618	$641	$—	$3,966	$5,930	$5,286	$2,265	$4,512	$—	$40,433
ALL HOTELS NOT UNDER RENOVATION:
Hotel EBITDA including amounts attributable to noncontrolling interest	$2,997	$4,466	$(1,378)	$507	$4,127	$496	$6,618	$—	$—	$—	$5,930	$4,542	$2,265	$—	$—	$30,570
Non-comparable adjustments	—	—	—	—	—	—	—	—	—	—	—	744	—	—	—	744
Comparable hotel EBITDA	$2,997	$4,466	$(1,378)	$507	$4,127	$496	$6,618	$—	$—	$—	$5,930	$5,286	$2,265	$—	$—	$31,314

HOTEL EBITDA BY LOAN POOL
(in thousands)
(unaudited)

Credit Agricole (Pier House)	$—	$—	$—	$—	$4,127	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$4,127
BAML (Bardessono)	—	—	—	507	—	—	—	—	—	—	—	—	—	—	—	507
BAML (Hotel Yountville)	—	—	—	—	—	496	—	—	—	—	—	—	—	—	—	496
Apollo (Ritz-Carlton St. Thomas)	—	—	—	—	—	—	—	—	—	—	—	—	—	4,512	—	4,512
Prudential (Capital Hilton and Hilton Torrey Pines)	2,997	4,466	—	—	—	—	—	—	—	—	—	—	—	—	—	7,463
BAML Pool (see footnote 5)	—	—	(1,378)	—	—	—	—	641	—	3,966	—	—	2,265	—	—	5,494
JP Morgan (Park Hyatt Beaver Creek)	—	—	—	—	—	—	6,618	—	—	—	—	—	—	—	—	6,618
BAML (Ritz-Carlton Sarasota)	—	—	—	—	—	—	—	—	—	—	5,930	—	—	—	—	5,930
BAML (Ritz-Carlton Lake Tahoe)	—	—	—	—	—	—	—	—	—	—	—	5,286	—	—	—	5,286
Total	$2,997	$4,466	$(1,378)	$507	$4,127	$496	$6,618	$641	$—	$3,966	$5,930	$5,286	$2,265	$4,512	$—	$40,433
NOTES:

(1)
The above comparable information assumes the thirteen hotel properties owned and included in the Company's operations at March 31, 2019, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotel properties acquired during the period offset by results from hotel properties sold during the period.

(2)    All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.
(3)    The above information does not include the operations of ten condominium units not owned by the Lake Tahoe Ritz-Carlton.

(4)	Excluded Hotels Under Renovation:
Philadelphia Courtyard Downtown, San Francisco Courtyard Downtown, St. Thomas Ritz-Carlton

(5)	This mortgage loan is secured by the Chicago Sofitel Magnificent Mile, Philadelphia Courtyard Downtown, San Francisco Courtyard Downtown and Seattle Marriott Waterfront.

Exhibit 1

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended December 31, 2018
	Capital Hilton Washington D.C.	La Jolla Hilton Torrey Pines	Chicago Sofitel Magnificent Mile	Bardessono Hotel & Spa	Key West Pier House Resort	Hotel Yountville	Park Hyatt Beaver Creek	Philadelphia Courtyard Downtown	Plano Marriott Legacy Town Center	San Francisco Courtyard Downtown	Sarasota Ritz-Carlton	Lake Tahoe Ritz-Carlton	Seattle Marriott Waterfront	St. Thomas Ritz-Carlton	Tampa Renaissance	Hotel Total	Corporate / Allocated	Braemar Hotels & Resorts Inc.
Net income (loss)	$712	$2,419	$827	$45	$2,493	$5	$(943)	$1,821	$9	$(200)	$(394)	$—	$1,807	$(2,120)	$44	$6,525	$(20,438)	$(13,913)
Non-property adjustments	—	—	—	—	—	—	—	—	(9)	—	—	—	—	—	(17)	(26)	26	—
Interest income	(10)	(16)	—	—	—	—	—	(5)	—	(4)	(15)	—	(11)	—	—	(61)	61	—
Interest expense	—	—	—	496	—	632	871	—	—	—	1,565	—	—	778	—	4,342	8,267	12,609
Amortization of loan cost	—	—	—	34	—	36	137	—	—	—	77	—	—	—	—	284	819	1,103
Depreciation and amortization	1,883	1,423	1,724	751	536	686	933	1,505	—	2,238	2,253	—	1,024	136	—	15,092	—	15,092
Income tax expense (benefit)	—	(382)	—	—	—	—	—	84	—	—	—	—	—	(55)	—	(353)	271	(82)
Non-hotel EBITDA ownership expense	57	(9)	28	219	(344)	13	17	(187)	—	453	151	—	(5)	754	—	1,147	(1,147)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	2,642	3,435	2,579	1,545	2,685	1,372	1,015	3,218	—	2,487	3,637	—	2,815	(507)	27	26,950	(12,141)	14,809
Less: EBITDA adjustments attributable to consolidated noncontrolling interest	(660)	(859)	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,519)	1,519	—
Equity in earnings (loss) of unconsolidated entities	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	88	88
Company's portion of EBITDA of OpenKey	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(77)	(77)
Hotel EBITDA attributable to the Company and OP unitholders	$1,982	$2,576	$2,579	$1,545	$2,685	$1,372	$1,015	$3,218	$—	$2,487	$3,637	$—	$2,815	$(507)	$27	$25,431	$(10,611)	$14,820
Non-comparable adjustments	—	—	—	(2)	4	(1)	—	—	—	—	—	2,327	—	—	(27)	2,301
Comparable hotel EBITDA	$2,642	$3,435	$2,579	$1,543	$2,689	$1,371	$1,015	$3,218	$—	$2,487	$3,637	$2,327	$2,815	$(507)	$—	$29,251

HOTEL EBITDA BY LOAN POOL
(in thousands)
(unaudited)

Credit Agricole (Pier House)	$—	$—	$—	$—	$2,689	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$2,689
BAML (Bardessono)	—	—	—	1,543	—	—	—	—	—	—	—	—	—	—	—	1,543
BAML (Hotel Yountville)	—	—	—	—	—	1,371	—	—	—	—	—	—	—	—	—	1,371
Apollo (Ritz-Carlton St. Thomas)	—	—	—	—	—	—	—	—	—	—	—	—	—	(507)	—	(507)
Prudential (Capital Hilton and Hilton Torrey Pines)	2,642	3,435	—	—	—	—	—	—	—	—	—	—	—	—	—	6,077
BAML Pool (see footnote 4)	—	—	2,579	—	—	—	—	3,218	—	2,487	—	—	2,815	—	—	11,099
JP Morgan (Park Hyatt Beaver Creek)	—	—	—	—	—	—	1,015	—	—	—	—	—	—	—	—	1,015
BAML (Ritz-Carlton Sarasota)	—	—	—	—	—	—	—	—	—	—	3,637	—	—	—	—	3,637
BAML (Ritz-Carlton Lake Tahoe)	—	—	—	—	—	—	—	—	—	—	—	2,327	—	—	—	2,327
Total	$2,642	$3,435	$2,579	$1,543	$2,689	$1,371	$1,015	$3,218	$—	$2,487	$3,637	$2,327	$2,815	$(507)	$—	$29,251
NOTES:

(1)
The above comparable information assumes the thirteen hotel properties owned and included in the Company's operations at March 31, 2019, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotel properties acquired during the period offset by results from hotel properties sold during the period.

(2)    All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.
(3)    The above information does not include the operations of ten condominium units not owned by the Lake Tahoe Ritz-Carlton.

(4)	This mortgage loan is secured by the Chicago Sofitel Magnificent Mile, Philadelphia Courtyard Downtown, San Francisco Courtyard Downtown and Seattle Marriott Waterfront.

Exhibit 1

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30, 2018
	Capital Hilton Washington D.C.	La Jolla Hilton Torrey Pines	Chicago Sofitel Magnificent Mile	Bardessono Hotel & Spa	Key West Pier House Resort	Hotel Yountville	Park Hyatt Beaver Creek	Philadelphia Courtyard Downtown	Plano Marriott Legacy Town Center	San Francisco Courtyard Downtown	Sarasota Ritz-Carlton	Lake Tahoe Ritz-Carlton	Seattle Marriott Waterfront	St. Thomas Ritz-Carlton	Tampa Renaissance	Hotel Total	Corporate / Allocated	Braemar Hotels & Resorts Inc.
Net income (loss)	$245	$2,351	$1,021	$1,078	$1,217	$924	$(28)	$2,186	$—	$2,463	$(3,506)	$—	$4,721	$1,896	$(1)	$14,567	$(15,193)	$(626)
Non-property adjustments	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Interest income	(8)	(15)	—	—	—	—	—	(5)	—	(2)	(16)	—	(11)	—	—	(57)	57	—
Interest expense	—	—	—	468	—	605	834	—	—	—	1,437	—	—	756	—	4,100	7,890	11,990
Amortization of loan cost	—	—	—	33	—	35	135	—	—	—	76	—	—	—	—	279	815	1,094
Depreciation and amortization	1,828	1,401	1,625	691	485	671	916	1,429	—	1,917	2,344	—	1,031	136	—	14,474	—	14,474
Income tax expense (benefit)	(200)	108	—	—	—	—	—	6	—	—	—	—	—	42	—	(44)	784	740
Non-hotel EBITDA ownership expense	1	6	5	(131)	10	(210)	(12)	9	—	4	147	—	16	179	2	26	(26)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	1,866	3,851	2,651	2,139	1,712	2,025	1,845	3,625	—	4,382	482	—	5,757	3,009	1	33,345	(5,673)	27,672
Less: EBITDA adjustments attributable to consolidated noncontrolling interest	(467)	(962)	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,429)	1,429	—
Equity in earnings (loss) of unconsolidated entities	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	81	81
Company's portion of EBITDA of OpenKey	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(79)	(79)
Hotel EBITDA attributable to the Company and OP unitholders	$1,399	$2,889	$2,651	$2,139	$1,712	$2,025	$1,845	$3,625	$—	$4,382	$482	$—	$5,757	$3,009	$1	$31,916	$(4,242)	$27,674
Non-comparable adjustments	—	—	—	(2)	4	(1)	—	—	—	—	(134)	2,347	—	—	(1)	2,213
Comparable hotel EBITDA	$1,866	$3,851	$2,651	$2,137	$1,716	$2,024	$1,845	$3,625	$—	$4,382	$348	$2,347	$5,757	$3,009	$—	$35,558

HOTEL EBITDA BY LOAN POOL
(in thousands)
(unaudited)

Credit Agricole (Pier House)	$—	$—	$—	$—	$1,716	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$1,716
BAML (Bardessono)	—	—	—	2,137	—	—	—	—	—	—	—	—	—	—	—	2,137
BAML (Hotel Yountville)	—	—	—	—	—	2,024	—	—	—	—	—	—	—	—	—	2,024
Apollo (Ritz-Carlton St. Thomas)	—	—	—	—	—	—	—	—	—	—	—	—	—	3,009	—	3,009
Prudential (Capital Hilton and Hilton Torrey Pines)	1,866	3,851	—	—	—	—	—	—	—	—	—	—	—	—	—	5,717
BAML Pool (see footnote 4)	—	—	2,651	—	—	—	—	3,625	—	4,382	—	—	5,757	—	—	16,415
JP Morgan (Park Hyatt Beaver Creek)	—	—	—	—	—	—	1,845	—	—	—	—	—	—	—	—	1,845
BAML (Ritz-Carlton Sarasota)	—	—	—	—	—	—	—	—	—	—	348	—	—	—	—	348
BAML (Ritz-Carlton Lake Tahoe)	—	—	—	—	—	—	—	—	—	—	—	2,347	—	—	—	2,347
Total	$1,866	$3,851	$2,651	$2,137	$1,716	$2,024	$1,845	$3,625	$—	$4,382	$348	$2,347	$5,757	$3,009	$—	$35,558
NOTES:

(1)
The above comparable information assumes the thirteen hotel properties owned and included in the Company's operations at March 31, 2019, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotel properties acquired during the period offset by results from hotel properties sold during the period.

(2)    All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.
(3)    The above information does not include the operations of ten condominium units not owned by the Lake Tahoe Ritz-Carlton.

(4)	This mortgage loan is secured by the Chicago Sofitel Magnificent Mile, Philadelphia Courtyard Downtown, San Francisco Courtyard Downtown and Seattle Marriott Waterfront.

Exhibit 1

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30, 2018
	Capital Hilton Washington D.C.	La Jolla Hilton Torrey Pines	Chicago Sofitel Magnificent Mile	Bardessono Hotel & Spa	Key West Pier House Resort	Hotel Yountville	Park Hyatt Beaver Creek	Philadelphia Courtyard Downtown	Plano Marriott Legacy Town Center	San Francisco Courtyard Downtown	Sarasota Ritz-Carlton	Lake Tahoe Ritz-Carlton	Seattle Marriott Waterfront	St. Thomas Ritz-Carlton	Tampa Renaissance	Hotel Total	Corporate / Allocated	Braemar Hotels & Resorts Inc.
Net income (loss)	$4,054	$1,843	$1,180	$146	$2,186	$245	$(2,507)	$3,176	$—	$1,906	$(719)	$—	$3,777	$3,523	$19,813	$38,623	$(25,769)	$12,854
Non-property adjustments	—	—	229	—	60	—	—	—	—	—	—	—	—	—	(15,712)	(15,423)	15,423	—
Interest income	(7)	(10)	—	—	—	—	—	(3)	—	(1)	(11)	—	(7)	—	—	(39)	39	—
Interest expense	—	—	520	443	—	576	796	—	—	—	1,270	—	—	730	—	4,335	7,268	11,603
Amortization of loan cost	—	—	—	33	—	35	134	—	—	—	75	—	—	—	—	277	798	1,075
Depreciation and amortization	1,832	1,421	1,593	665	458	667	852	1,474	—	1,974	2,294	—	1,046	177	358	14,811	—	14,811
Income tax expense (benefit)	299	69	—	—	—	—	—	4	—	—	—	—	—	10	—	382	820	1,202
Non-hotel EBITDA ownership expense	(40)	—	54	445	(45)	257	55	(54)	—	11	114	—	5	(39)	(8)	755	(755)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	6,138	3,323	3,576	1,732	2,659	1,780	(670)	4,597	—	3,890	3,023	—	4,821	4,401	4,451	43,721	(2,176)	41,545
Less: EBITDA adjustments attributable to consolidated noncontrolling interest	(1,535)	(831)	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,366)	2,366	—
Equity in earnings (loss) of unconsolidated entities	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	62	62
Company's portion of EBITDA of OpenKey	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(62)	(62)
Hotel EBITDA attributable to the Company and OP unitholders	$4,603	$2,492	$3,576	$1,732	$2,659	$1,780	$(670)	$4,597	$—	$3,890	$3,023	$—	$4,821	$4,401	$4,451	$41,355	$190	$41,545
Non-comparable adjustments	—	—	—	(2)	4	(1)	—	—	—	—	323	(375)	—	—	(4,451)	(4,502)
Comparable hotel EBITDA	$6,138	$3,323	$3,576	$1,730	$2,663	$1,779	$(670)	$4,597	$—	$3,890	$3,346	$(375)	$4,821	$4,401	$—	$39,219

HOTEL EBITDA BY LOAN POOL
(in thousands)
(unaudited)

Credit Agricole (Pier House)	$—	$—	$—	$—	$2,663	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$2,663
BAML (Bardessono)	—	—	—	1,730	—	—	—	—	—	—	—	—	—	—	—	1,730
BAML (Hotel Yountville)	—	—	—	—	—	1,779	—	—	—	—	—	—	—	—	—	1,779
Apollo (Ritz-Carlton St. Thomas)	—	—	—	—	—	—	—	—	—	—	—	—	—	4,401	—	4,401
Prudential (Capital Hilton and Hilton Torrey Pines)	6,138	3,323	—	—	—	—	—	—	—	—	—	—	—	—	—	9,461
BAML Pool (see footnote 4)	—	—	3,576	—	—	—	—	4,597	—	3,890	—	—	4,821	—	—	16,884
JP Morgan (Park Hyatt Beaver Creek)	—	—	—	—	—	—	(670)	—	—	—	—	—	—	—	—	(670)
BAML (Ritz-Carlton Sarasota)	—	—	—	—	—	—	—	—	—	—	3,346	—	—	—	—	3,346
BAML (Ritz-Carlton Lake Tahoe)	—	—	—	—	—	—	—	—	—	—	—	(375)	—	—	—	(375)
Total	$6,138	$3,323	$3,576	$1,730	$2,663	$1,779	$(670)	$4,597	$—	$3,890	$3,346	$(375)	$4,821	$4,401	$—	$39,219
NOTES:

(1)
The above comparable information assumes the thirteen hotel properties owned and included in the Company's operations at March 31, 2019, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotel properties acquired during the period offset by results from hotel properties sold during the period.

(2)    All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.
(3)    The above information does not include the operations of ten condominium units not owned by the Lake Tahoe Ritz-Carlton.

(4)	This mortgage loan is secured by the Chicago Sofitel Magnificent Mile, Philadelphia Courtyard Downtown, San Francisco Courtyard Downtown and Seattle Marriott Waterfront.

Exhibit 1

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31, 2018
	Capital Hilton Washington D.C.	La Jolla Hilton Torrey Pines	Chicago Sofitel Magnificent Mile	Bardessono Hotel & Spa	Key West Pier House Resort	Hotel Yountville	Park Hyatt Beaver Creek	Philadelphia Courtyard Downtown	Plano Marriott Legacy Town Center	San Francisco Courtyard Downtown	Sarasota Ritz-Carlton	Lake Tahoe Ritz-Carlton	Seattle Marriott Waterfront	St. Thomas Ritz-Carlton	Tampa Renaissance	Hotel Total	Corporate / Allocated	Braemar Hotels & Resorts Inc.
Net income (loss)	$1,334	$3,273	$(3,350)	$(210)	$3,076	$(37)	$5,330	$991	$74	$1,354	$—	$—	$1,457	$2,324	$1,145	$16,761	$(12,491)	$4,270
Non-property adjustments	—	—	—	—	—	—	—	—	—	—	—	—	—	—	12	12	(12)	—
Interest income	(5)	(7)	—	—	—	—	—	(1)	—	—	—	—	(3)	(1)	(1)	(18)	18	—
Interest expense	—	—	779	415	—	507	734	—	—	—	—	—	—	688	—	3,123	6,068	9,191
Amortization of loan cost	—	—	—	32	—	35	132	—	—	—	—	—	—	—	—	199	789	988
Depreciation and amortization	1,769	1,438	1,426	647	765	664	836	1,543	—	1,674	—	—	1,049	259	936	13,006	—	13,006
Income tax expense (benefit)	—	124	—	—	—	—	—	2	—	—	—	—	—	28	—	154	418	572
Non-hotel EBITDA ownership expense	4	31	2	164	10	72	16	63	(74)	47	—	—	(11)	90	(46)	368	(368)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	3,102	4,859	(1,143)	1,048	3,851	1,241	7,048	2,598	—	3,075	—	—	2,492	3,388	2,046	33,605	(5,578)	28,027
Less: EBITDA adjustments attributable to consolidated noncontrolling interest	(775)	(1,215)	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,990)	1,990	—
Equity in earnings (loss) of unconsolidated entities	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	3	3
Company's portion of EBITDA of OpenKey	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(2)	(2)
Hotel EBITDA attributable to the Company and OP unitholders	$2,327	$3,644	$(1,143)	$1,048	$3,851	$1,241	$7,048	$2,598	$—	$3,075	$—	$—	$2,492	$3,388	$2,046	$31,615	$(3,587)	$28,028
Non-comparable adjustments	—	—	—	(2)	4	(1)	—	—	—	—	5,377	3,723	—	—	(2,046)	7,055
Comparable hotel EBITDA	$3,102	$4,859	$(1,143)	$1,046	$3,855	$1,240	$7,048	$2,598	$—	$3,075	$5,377	$3,723	$2,492	$3,388	$—	$40,660
ALL HOTELS NOT UNDER RENOVATION:
Hotel EBITDA including amounts attributable to noncontrolling interest	$3,102	$4,859	$(1,143)	$1,048	$3,851	$1,241	$7,048	$—	$—	$—	$—	$—	$2,492	$—	$2,046	$24,544
Non-comparable adjustments	—	—	—	(2)	4	(1)	—	—	—	—	5,377	3,723	—	—	(2,046)	7,055
Comparable hotel EBITDA	$3,102	$4,859	$(1,143)	$1,046	$3,855	$1,240	$7,048	$—	$—	$—	$5,377	$3,723	$2,492	$—	$—	$31,599
NOTES:

(1)
The above comparable information assumes the thirteen hotel properties owned and included in the Company's operations at March 31, 2019, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include pre-acquisition results from hotel properties acquired during the period offset by results from hotel properties sold during the period.

(2)    All pre-acquisition information was obtained from the prior owner. The Company performed a limited review of the information as part of its analysis of the acquisition.
(3)    The above information does not include the operations of ten condominium units not owned by the Lake Tahoe Ritz-Carlton.

(4)	Excluded Hotels Under Renovation:
Philadelphia Courtyard Downtown, San Francisco Courtyard Downtown, St. Thomas Ritz-Carlton